 Exhibit 10.17

AMENDMENT TO WARRANTS TO PURCHASE UP TO 9,000,000 SHARES OF COMMON STOCK

THIS AMENDMENT TO WARRANTS TO PURCHASE UP TO 9,000,000 SHARES OF COMMON STOCK (this “Amendment”) is entered into as of October 25, 2023 by and between Clean Vision Corporation, a Nevada corporation (the “Company”), and Silverback Capital Corporation (the “Holder”). The Company and the Holder are also each hereinafter referred to individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement dated March 31, 2022 (the “Purchase Agreement”) between the Company and the Holder, the Holder purchased from the Company and the Company sold to the Holder a warrant (the “Warrant”) to purchase up to 9,000,000 shares of the Company’s common stock, par value $0.001 per share; and

WHEREAS, the Parties desire to amend the Warrant to provide for a fixed cash exercise price.

NOW THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                   Amendments. The Warrant is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and underlined text (indicated textually in the same manner as the following example: bold and underlined text) as set forth in paragraph 2 of this Amendment.

2.                   Amendment to Section 2 of the Warrant (Exercise Price). The “Exercise Price” for each Warrant Share shall be equal to (i) $0.025 if exercised prior to a Qualified Offering, (ii) a 25% premium to the price per share of Common Stock issued and sold in a Qualified Offering if exercised after a Qualified Offering, or (iii) in the event of a sale of the Company, a 125% premium to the Per Share Sale Price~~A 25% premium to the Qualified Offering Price; or in the event of a sale of the Company prior to a Qualified Offering at a 125% premium to the Per Share Sale Price (the “Exercise Price”)~~. The Warrants will permit “cashless exercise” at any time after the six (6) month anniversary of the initial closing, which initial closing took place on March 31, 2022, of the Offering as set forth in Section 4 below. A “Qualified Offering” shall mean a public offering in the United States pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the 1933 Act, with minimum gross proceeds of $10,000,000, pursuant to which the Company’s common stock, $0.001 par value (the “Common Stock”), is listed for trading on NASDAQ or similar U.S. nationally recognized stock exchange. “Per Share Sale Price” shall mean the aggregate consideration paid by an acquiror in connection with a sale of the Company divided by the number of shares of the Company’s Common Stock then outstanding.

3.                   No Other Amendments; Effect of Amendment. Except as expressly modified by this Amendment, the Warrant and the Parties’ rights and obligations thereunder shall remain unchanged and in full force and effect. This Amendment shall form a part of the Warrant for all purposes, and the Parties shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Warrant shall be deemed a reference to the Warrant as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the Parties.

4.                   Further Assurance. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions and matters contemplated by this Amendment.

5.                   Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Amendment transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Amendment.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

CLEAN VISION CORPORATION

By:	/s/ Daniel Bates
Name:	Daniel Bates
Title:	Chief Executive Officer

SILVERBACK CAPITAL CORPORATION

By:	/s/ Gillian Gold
Name:	Gillian Gold
Title:	Authorized Signatory